UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2004 (November 3,
2004)


                            Anthacite Capital, Inc.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


      Maryland                           001-13937              13-397-8906
-------------------------------------------------------------------------------
(State or other jurisdiction of         (Commission          (IRS Employer
   incorporation)                       File Number)        Identification No.)


     40 East 52nd Street, New York, New York                      10022
-------------------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code   (212) 409-3333
                                                    ---------------------------


                                     N/A
-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Anthracite Capital, Inc. (the "Company" or "Anthracite") reported the following results on November 3, 2004:

On November 3, 2004, the Company reported net income available to common stockholders for the third quarter of 2004 of $0.28 per share versus a net loss to common stockholders of $0.51 per share for the same three-month period last year. For the nine months ended September 30, 2004, net income available to common stockholders was $0.41 per share versus a net loss of $0.60 per share for the nine months ended September 30, 2003.

Chris Milner, President and Chief Executive Officer of the Company, stated, "In the third quarter we slowed our pace of investment as new capital continued to enter the commercial mortgage-backed security market. We committed to five Controlling Class commercial mortgage-backed security transactions in the first half of 2004, and in response to tighter spreads and lower credit enhancement levels we expect to close only two additional transactions in the second half of 2004. We sold over $68,000 of investment grade CMBS and issued $12,850 of secured debt that was retained from our December 2002 collateralized debt obligation taking advantage of favorable market conditions. In October 2004 we priced another collateralized debt obligation, which is expected to generate approximately $77,000 of reinvestable cash. We expect to deploy these proceeds into the committed CMBS transactions as well as additional commercial loan investments. During the month of October 2004 we have closed on $69,000 of commercial loans. For the remainder of 2004 and into 2005 we will continue to focus on opportunities in the commercial mortgage loan sector and will continue to take an opportunistic approach to commercial mortgage-backed securities."

Richard Shea, Chief Operating Officer and Chief Financial Officer of the Company, added, "Our tactical investment approach has resulted in a portfolio that has been very well received by rating agencies and collateralized debt obligation investors. Therefore, we have been able to match fund substantially all of our commercial mortgage-backed securities while realizing significant spread tightening on our seasoned bonds. The overall result has been an increase in book value, as adjusted for the expected closing of the October 2004 CDO, of $1.98 per share since December 31, 2003."

The Company's debt to capital ratio decreased from 7.5:1 at June 30, 2004 to 6.8:1 at September 30, 2004, and non-recourse borrowing decreased slightly from 1.9:1 to 1.8:1.

Total interest income from commercial real estate assets before the effect of the consolidation of the commercial mortgage loan pools rose 36% from the quarter ended September 30, 2003; in contrast, total interest income from RMBS declined 66% for the same period. The Company believes interest income before the effect of the consolidation of the commercial mortgage loan pools better reflects interest earned on the Company's commercial real estate assets. The chart below summarizes the Company's interest income from commercial real estate assets before the effect of the consolidation of the commercial mortgage loan pools for the quarters ended September 30, 2004 and 2003, respectively.

                                                         For the quarter ended
                                                             September 30,
                                                          2004          2003
                                                      -------------------------
Income from:
   Commercial real estate securities                      $32,408      $26,125
   Commercial mortgage loan pools                          13,715            -
   Commercial real estate loans                             5,123        2,160
                                                      -------------------------
Total income from commercial real estate assets            51,246       28,285
                                                      -------------------------
Interest expense related to the consolidation of
commercial mortgage loan pools                            (12,646)           -
                                                      -------------------------
Total income from commercial real estate assets
before the effect of the consolidation of commercial
mortgage loan pools                                       $38,600      $28,285
                                                      =========================

The Company's weighted average cost of funds increased to 5.04% at September 30, 2004 from 3.86% at September 30, 2003 due to higher interest costs associated with the Company's collateralized debt obligation ("CDO") that closed in March 2004. For the three months ended September 30, 2004 and 2003, respectively, hedging expenses not related to CDOs decreased to $3,825 ($0.07 per share), from $5,496 ($0.11 per share); however, this is an increase of $677 from $3,148 ($0.06 per share) at June 30, 2004. The Company's estimated exposure to a 50 basis point move in short-term interest rates decreased to approximately $0.013 per share annually from approximately $0.026 cents per share annually at June 30, 2004.

The Company's $396,140 RMBS portfolio at September 30, 2004 represents 11% of the Company's portfolio assets. This portfolio is expected to remain between 10% and 15% of the Company's total portfolio assets.

Capital Markets Activity/Liquidity
In July 2004 the Company issued a bond with a par of $12,850 from its December 2002 CDO transaction. Before issuing this security, the Company amended the indenture to reduce the coupon from 9.0% to 7.6%. The Company continues to maintain liquidity in its high credit quality commercial real estate assets and RMBS portfolio. As of September 30, 2004, total assets in these portfolios net of borrowings is $64,619.

Commercial Real Estate Credit Risk
The Company's primary focus is to invest in a diverse portfolio of commercial real estate loans and commercial mortgage-backed securities ("CMBS"). The majority of these investments take the form of CMBS that are collateralized by pools of underlying mortgage loans. The cash flow the Company receives from its CMBS is dependent upon the credit performance of the underlying mortgage loans. The Company assumes a certain amount of losses will occur in the underlying mortgage loan pools and reports income net of these losses. The Company's objective is to maximize the spread between the loss-adjusted income and the cost of financing. Credit performance and the cost of financing the Company's portfolio are the most important factors affecting investment returns.

Credit Performance of Controlling-Class CMBS Investments
The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). At the end of the third quarter of 2004, the Company's Controlling Class CMBS represent $18,550,866 of original balance of underlying commercial mortgage loans compared to $17,596,422 at the end of the second quarter of 2004. As of September 30, 2004, the current par balance of underlying loans securing the Company's Controlling Class portfolio is $16,696,851. The number of Controlling Class CMBS transactions owned by the Company increased from thirteen to fourteen during the third quarter of 2004. One of the Controlling Class CMBS transactions is not accounted for as available-for-sale securities, but rather as "Commercial Mortgage Loan Pools" as previously disclosed in the Company's 10-Q filed with the Securities and Exchange Commission on August 9, 2004.

Delinquencies of 30 days or more as a percent of current loan balances were 1.24% at the end of the third quarter of 2004, compared with 1.22% at the end of the second quarter of 2004. With the disposition of four loans during the third quarter of 2004, the weighted average loss severity experienced for the 1998 and 1999 Controlling Class securities decreased from 32.7% at June 30, 2004 to 31.1% at September 30, 2004. No losses have been realized for those Controlling Class securities with vintages from 2001 through 2004 and the Company does not own any 2000 vintage Controlling Class securities. Overall, credit performance remains consistent with underwritten expectations. Additionally, during the third quarter of 2004 the Company experienced one credit upgrade on one Controlling Class CMBS in the Company's portfolio.

Commercial Real Estate Securities
The Company sold $58,663 of investment grade CMBS and $9,573 of CMBS interest only securities during the third quarter. Included in the $58,663 of investment grade CMBS is $5,847 of the BBB- rated bond of the Controlling Class CMBS that is classified as commercial mortgage loan pools on the Company's consolidated financial statements. The average yield on the Company's commercial real estate securities (primarily investment grade and below investment grade CMBS, investment grade REIT debt, and CMBS interest only securities) for the third quarter of 2004 was 8.3%, while the average loss adjusted yield on only the below investment grade CMBS was 9.4%. The average yield on the Company's commercial real estate securities (primarily investment grade and below investment grade CMBS, investment grade REIT debt, and CMBS interest only securities) for the third quarter of 2003 was 8.5%, while the average loss adjusted yield on only the below investment grade CMBS was 9.9%. The average cost of financing the commercial real estate securities portfolio during the third quarter of 2004 was 5.1% compared to 5.2% for the third quarter of 2003.

Net interest income from the commercial real estate securities portfolio for the quarters ended September 30, 2004 and 2003, respectively, is as follows:

                                                For the quarter ended
                                                    September 30,
                                             2004                 2003
                                         -------------------------------------
Interest Income                             $32,408               $26,125
Interest Expense*                           (18,107)              (12,540)
                                         -------------------------------------
Net Interest Income                          14,301                13,585
                                         =====================================

*Including hedges in the Company's CDOs.

Commercial Real Estate Loans
The Company acquired $118,403 of new commercial loans during the quarter at an average yield of 8.8% and none of the existing assets matured or were sold. The average yield on the Company's commercial real estate loan portfolio for the quarter ended September 30, 2004 was 12.2% compared with 10.4% for the quarter ended September 30, 2003. For the three months ended September 30, 2004 and 2003, respectively, the total cost of borrowings secured by loan assets was 3.3% and 2.8%. The Company has two committed warehouse lines that can be used to finance these commercial loan assets. The Company's investment in Carbon Capital, Inc. ("Carbon Capital") is included in commercial real estate loans. The annualized yield on the Company's investment in Carbon Capital was 17.1% for the quarter ended September 30, 2004. The Company's investment in Carbon Capital as of September 30, 2004 was $44,664.

Net interest income from the commercial real estate loan portfolio for the quarters ended September 30, 2004 and 2003, respectively, is as follows:

                                                  For the quarter ended
                                                      September 30,
                                                   2004           2003
                                               ------------------------------
       Interest Income                           $5,123           $2,160
       Interest Expense                            (424)            (136)
                                               ------------------------------
       Net Interest Income from Commercial
       Real Estate Loans                         $4,699           $2,024
                                               ==============================

Book Value
Net book value per share at the end of the third quarter of 2004 was $7.72. This is an increase of approximately 12.2% from $6.88 at June 30, 2004 due primarily to lower interest rates and tighter credit spreads. During the quarter, Ten-Year Treasury interest rates decreased by 46 basis points and credit spreads decreased by approximately 40 basis points. As the Company's portfolio matures, unrealized losses on credit sensitive CMBS securities are expected to decline provided that the Company's credit loss estimates and actual experience are comparable. The unrealized loss on all Controlling Class CMBS at September 30, 2004 was $35,609.

Subsequent Event
On October 21, 2004, the Company priced a CDO secured by a portfolio of below investment grade CMBS ("Collateral"). The transaction will be accounted for as a sale under relevant accounting guidelines. The Company will receive total consideration of $158,032 consisting of net cash of $121,479 and CDO securities with a fair market value of $36,553 in exchange for the Collateral. The Collateral was carried at a fair market value of $109,933 on the Company's September 30, 2004 consolidated statement of financial condition based on price quotes received from third parties. The difference between total consideration received and the carrying value of the Collateral will increase book value by $48,099, or $0.90 per diluted common share in the fourth quarter of 2004. The following table illustrates the pro forma impact of this transaction on September 30, 2004 reported book value per share:

Book value at September 30, 2004                    $7.72        $411,101
   Realized and unrealized gains                     0.31          16,636
   Increase in other comprehensive income            0.59          31,463
                                              ----------------------------
   Net increase in book value                        0.90          48,099
                                              ----------------------------
Pro Forma book value at September 30, 2004*         $8.62        $459,200
                                              ============================

*Assumes no other changes occur in the market or the Company's portfolio.

The recognition of this gain increases the likelihood that the Company will incur incentive fee expense commencing in the fourth quarter of 2004. Incentive fees are computed using net income based on a rolling four-quarter period (see further discussion in the Company's 10-Q filed with the Securities and Exchange Commission on May 10, 2004.) Any recognition of such expense in the fourth quarter of 2004 is not expected to have a material impact on reported earnings.

Dividend Reinvestment Plan
If you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the dividend reinvestment portion of the Plan has been reinstated for all dividend payments made after August 2, 2004, and for all future dividend payment dates, with a discount of 2%. The optional cash purchase portion of the Plan remains suspended; however, it may be resumed at any time. The Company appreciates your continued support.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-409-3333. The Company's website address is www.anthracitecapital.com.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $323.5 billion in global assets under management as of September 30, 2004. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $92.6 million in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of September 30, 2004.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2003 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

The Company is filing the Anthracite Capital, Inc. Consolidated Statements of Financial Condition and Consolidated Statements of Operations as Exhibit 99.1.

Item 2.02.  Results of Operations and Financial Condition

On November 3, 2004, Anthracite Capital, Inc. issued a press release announcing its earnings for the fiscal quarter ended September 30, 2004, which it is furnishing under this Item 2.02 as Exhibit 99.2.


Item 9.01. Financial Statements and Exhibits

(c)      Exhibits.

99.1 Anthracite Capital, Inc., Consolidated Statements of Financial Condition and Consolidated Statements of Operation.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ANTHRACITE CAPITAL, INC.


                                         By: /s/ Robert L. Friedberg
                                            ---------------------------------
                                            Name:  Robert L. Friedberg
                                            Title: Vice President and Secretary

                                         Dated: November 3, 2004

                           ANTHRACITE CAPITAL, INC.
                          CURRENT REPORT ON FORM 8-K
               Report dated November 3, 2004 (November 3, 2004)


                                 EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

99.1 Anthracite Capital, Inc., Consolidated Statements of Financial Condition and Consolidated Statements of Operation.

99.2     Press Release issued by Anthracite Capital, Inc., dated November 3,
         2004.